Exhibit 99.1

NETGEAR® REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2011 RESULTS

•	Record fourth quarter 2011 net revenue of $309.2 million, as compared to $258.5 million in the comparable prior year quarter, 20% year-over-year growth

•	Fourth quarter 2011 non-GAAP net income of $26.5 million, as compared to $16.1 million in the comparable prior year quarter, 65% year-over-year growth

•	Fourth quarter 2011 non-GAAP diluted earnings per share of $0.69, as compared to $0.44 in the comparable prior year quarter

•	2011 net revenue was $1.18 billion, as compared to $902.1 million in 2010, 31% year-over-year growth

•	2011 non-GAAP net income of $105.2 million, as compared to $62.9 million in 2010, 67% growth

•	2011 non-GAAP diluted earnings per share of $2.77, as compared to $1.74 in 2010

•	Company expects first quarter 2012 net revenue to be in the range of $310 million to $325 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California – February 7, 2012 – NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the fourth quarter and full year ended December 31, 2011.

Net revenue for the fourth quarter ended December 31, 2011 was $309.2 million, as compared to $258.5 million for the fourth quarter ended December 31, 2010, and $301.8 million in the third quarter ended October 2, 2011. Net income, computed in accordance with GAAP, for the fourth quarter of 2011 was $22.8 million, or $0.60 per diluted share. This compared to GAAP net income of $13.6 million, or $0.37 per diluted share, for the fourth quarter of 2010, and to GAAP net income of $26.7 million, or $0.70 per diluted share, in the third quarter of 2011.

Gross margin on a non-GAAP basis in the fourth quarter of 2011 was 31.1%, as compared to 32.0% in the year ago comparable quarter, and 32.4% in the third quarter of 2011. Non-GAAP operating margin was 12.4% in the fourth quarter of 2011, as compared to 11.4% in the fourth quarter of 2010, and 12.5% in the third quarter of 2011. Non-GAAP net income was $0.69 per diluted share in the fourth quarter of 2011, as compared to non-GAAP net income of $0.44 per diluted share in the fourth quarter of 2010, and non-GAAP net income of $0.79 per diluted share in the third quarter of 2011.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring charges, acquisition related compensation and transitional expenses, impact to cost of sales from acquisition accounting adjustments to inventory, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Net revenue for the full year 2011 was $1.18 billion, a 31% increase as compared to $902.1 million for 2010. Net income, computed in accordance with GAAP, for 2011 was $91.4 million, or $2.41 per diluted share. This net income was an 80% increase compared to net income of $50.9 million for 2010. Earnings per share, computed in accordance with GAAP, was $1.41 per diluted share for the full year 2010.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “We are extremely pleased with our full year 2011 business performance amid a challenging macroeconomic environment. Q4 2011 represented another new record in quarterly revenue, and our full year 2011 revenue well exceeded the $1 billion mark. In the fourth quarter 2011 we benefited from strong holiday retail sales, specifically in North America. This is particularly encouraging after the strong back to school season we experienced in Q3. We also experienced healthy year-over-year growth in all three geographic regions as we continue to carry positive momentum out of a very strong third quarter. Our new products continue to exceed our expectations and enable us to gain market share.”

“Our Retail Business Unit revenue was up 2% sequentially, and up 11% for the full year, while the Service Provider Business Unit was up 14% sequentially, and up 102% in 2011 as compared to 2010. The Commercial Business Unit revenue was down 8% sequentially, reflective of a shorter selling period in the quarter due to the holidays. The Commercial Business Unit revenue for the full year increased 16% as compared to 2010.”

“We introduced another 18 new exciting products in the fourth quarter 2011 as we continue to build on our new product momentum. Notable products include the brand new desktop 2 and 4 Bay ReadyNAS® Duo and NV+ which were instant hits. In our managed switch lineup the new entry level 24 port Layer 2 Gigabit Managed Switch redefines price performance, and the Dual Band WiFi repeater further expanded our lead in the WiFi signal booster product segment. In January, at the Las Vegas International Consumer Electronics Show, we announced 8 new products, three of which were recipients of 2012 Innovations Design and Engineering awards: the Media Storage Router, the WiFi Dual Band Gigabit DSL Modem Router, and the mobile version of the NETGEAR Genie® home network configuration and management tool.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the fourth quarter of 2011 with $353.7 million in cash, cash equivalents and short-term investments driven by cash flow from operations of $32.9 million. Our net inventory ended at $163.7 million, with 5.2 turns, and DSO’s of 76 days in the fourth quarter 2011 in line with seasonal trends.”

Looking forward, Mr. Lo added, “In these times of economic uncertainty, we continue to win market share on new product introductions. We believe our growth in 2012 will continue to be based on our strong new product pipeline and our expansion into new channels and emerging markets. Specifically, for the first quarter of 2012, we expect net revenue in the range of approximately $310 million to $325 million, with non-GAAP operating margin to be in the range of 11% to 12%.”

Investor Conference Call / Webcast Details

NETGEAR will review the fourth quarter and full year 2011 results and discuss management’s expectations for the first quarter of 2012 today, Tuesday, February 7, 2012 at 5 p.m. EST (2 p.m. PST). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR’s website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight EST (9 p.m. PST) on Tuesday, February 14, 2012 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 387561.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 29,000 retail locations around the globe, and through approximately 36,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2012 NETGEAR, Inc. NETGEAR, the NETGEAR logo, ReadyNAS and Genie are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue and operating margin, our ability and intent to launch new product offerings and continue product development efforts, expectations regarding the Company’s existing and anticipated new products, expectations for increased market share, and the Company’s ability to expand into new channels and emerging markets. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the Company’s planned usage of such resources; changes in the Company’s stock price and developments in the business that could increase the Company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II—Item 1A. Risk Factors,” pages 48 through 67, in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2011, filed with the Securities and Exchange Commission on November 8, 2011. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$208,898	$126,173
Short-term investments	144,797	144,564
Accounts receivable, net	261,307	226,731
Inventories	163,724	127,394
Deferred income taxes	23,088	19,332
Prepaid expenses and other current assets	32,415	23,850

Total current assets	834,229	668,044
Property and equipment, net	15,884	17,503
Intangibles, net	20,956	6,241
Goodwill	85,944	74,198
Other non-current assets	14,357	14,335

Total assets	$971,370	$780,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$117,285	$89,155
Accrued employee compensation	26,896	24,130
Other accrued liabilities	120,480	110,413
Deferred revenue	40,093	27,538
Income taxes payable	4,207	3,487

Total current liabilities	308,961	254,723
Non-current income taxes payable	18,657	19,719
Other non-current liabilities	4,995	5,443

Total liabilities	332,613	279,885
Stockholders’ equity:
Common stock	38	36
Additional paid-in capital	364,243	316,108
Cumulative other comprehensive income	23	281
Retained earnings	274,453	184,011

Total stockholders’ equity	638,757	500,436

Total liabilities and stockholders’ equity	$971,370	$780,321

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Year ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net revenue	$309,155	$301,800	$258,531	$1,181,018	$902,052
Cost of revenue	214,182	205,490	177,377	811,572	602,805

Gross profit	94,973	96,310	81,154	369,446	299,247

Operating expenses:
Research and development	13,597	12,738	10,158	48,699	39,972
Sales and marketing	39,278	39,600	36,354	154,562	131,570
General and administrative	8,379	10,851	9,523	39,423	36,220
Restructuring and other charges	—	—	(12)	2,094	(88)
Litigation reserves, net	33	44	—	(201)	211

Total operating expenses	61,287	63,233	56,023	244,577	207,885

Income from operations	33,686	33,077	25,131	124,869	91,362
Interest income	127	115	124	477	426
Other income (expense), net	(198)	(267)	(176)	(1,136)	(564)

Income before income taxes	33,615	32,925	25,079	124,210	91,224
Provision for income taxes	10,780	6,178	11,457	32,842	40,315

Net income	$22,835	$26,747	$13,622	$91,368	$50,909

Net income per share:
Basic	$0.61	$0.71	$0.38	$2.46	$1.44

Diluted	$0.60	$0.70	$0.37	$2.41	$1.41

Weighted average shares outstanding used to compute net income per share:
Basic	37,590	37,483	35,906	37,121	35,385

Diluted	38,260	38,080	36,843	37,932	36,124

Stock-based compensation expense was allocated as follows:
Cost of revenue	$262	$259	$205	$999	$913
Research and development	603	606	562	$2,476	2,271
Sales and marketing	1,187	1,264	1,171	$5,136	4,710
General and administrative	1,376	1,325	1,052	$5,151	4,307

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, impact to cost of sales from acquisition accounting adjustments to inventory, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended			Year ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net revenue	$309,155	$301,800	$258,531	$1,181,018	$902,052
Cost of revenue	212,872	204,167	175,849	805,306	596,599

Gross profit	96,283	97,633	82,682	375,712	305,453

Operating expenses:
Research and development	12,994	12,132	9,576	46,183	37,015
Sales and marketing	38,091	38,336	35,183	149,426	126,860
General and administrative	7,003	9,526	8,471	34,272	31,913

Total operating expenses	58,088	59,994	53,230	229,881	195,788

Income from operations	38,195	37,639	29,452	145,831	109,665
Interest income	127	115	124	477	426
Other income (expense), net	(198)	(267)	(176)	(1,136)	(564)

Income before income taxes	38,124	37,487	29,400	145,172	109,527
Provision for income taxes	11,635	7,561	13,347	39,935	46,601

Net income	$26,489	$29,926	$16,053	$105,237	$62,926

Net income per share:
Basic	$0.70	$0.80	$0.45	$2.83	$1.78

Diluted	$0.69	$0.79	$0.44	$2.77	$1.74

Weighted average shares outstanding used to compute net income per share:
Basic	37,590	37,483	35,906	37,121	35,385

Diluted	38,260	38,080	36,843	37,932	36,124

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended			Year ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GAAP gross profit	$94,973	$96,310	$81,154	$369,446	$299,247
Amortization of intangible assets	1,048	1,064	1,323	4,658	5,293
Stock-based compensation expense	262	259	205	999	913
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	609	—

Non-GAAP gross profit	$96,283	$97,633	$82,682	$375,712	$305,453

Non-GAAP gross margin	31.1%	32.4%	32.0%	31.8%	33.9%
GAAP research and development	$13,597	$12,738	$10,158	$48,699	$39,972
Stock-based compensation expense	(603)	(606)	(562)	(2,476)	(2,271)
Acquisition related compensation	—	—	(20)	(40)	(686)

Non-GAAP research and development	$12,994	$12,132	$9,576	$46,183	$37,015

GAAP sales and marketing	$39,278	$39,600	$36,354	$154,562	$131,570
Stock-based compensation expense	(1,187)	(1,264)	(1,171)	(5,136)	(4,710)

Non-GAAP sales and marketing	$38,091	$38,336	$35,183	$149,426	$126,860

GAAP general and administrative	$8,379	$10,851	$9,523	$39,423	$36,220
Stock-based compensation expense	(1,376)	(1,325)	(1,052)	(5,151)	(4,307)

Non-GAAP general and administrative	$7,003	$9,526	$8,471	$34,272	$31,913

GAAP total operating expenses	$61,287	$63,233	$56,023	$244,577	$207,885
Stock-based compensation expense	(3,166)	(3,195)	(2,785)	(12,763)	(11,288)
Restructuring and other charges	—	—	12	(2,094)	88
Acquisition related compensation	—	—	(20)	(40)	(686)
Litigation reserves, net	(33)	(44)	—	201	(211)

Non-GAAP total operating expenses	$58,088	$59,994	$53,230	$229,881	$195,788

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended			Year ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GAAP operating income	$33,686	$33,077	$25,131	$124,869	$91,362
Amortization of intangible assets	1,048	1,064	1,323	4,658	5,293
Stock-based compensation expense	3,428	3,454	2,990	13,762	12,201
Restructuring and other charges	—	—	(12)	2,094	(88)
Acquisition related compensation	—	—	20	40	686
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	609	—
Litigation reserves, net	33	44	—	(201)	211

Non-GAAP operating income	$38,195	$37,639	$29,452	$145,831	$109,665

Non-GAAP operating margin	12.4%	12.5%	11.4%	12.3%	12.2%
GAAP net income	$22,835	$26,747	$13,622	$91,368	$50,909
Amortization of intangible assets	1,048	1,064	1,323	4,658	5,293
Stock-based compensation expense	3,428	3,454	2,990	13,762	12,201
Restructuring and other charges	—	—	(12)	2,094	(88)
Acquisition related compensation	—	—	20	40	686
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	609	—
Litigation reserves, net	33	44	—	(201)	211
Tax effect	(855)	(1,383)	(1,890)	(7,093)	(6,286)

Non-GAAP net income	$26,489	$29,926	$16,053	$105,237	$62,926

NET INCOME PER DILUTED SHARE:

	Three months ended			Year ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GAAP net income per diluted share	$0.60	$0.70	$0.37	$2.41	$1.41
Amortization of intangible assets	0.03	0.03	0.04	0.12	0.15
Stock-based compensation expense	0.09	0.09	0.08	0.36	0.34
Restructuring and other charges	—	—	(0.00)	0.06	(0.00)
Acquisition related compensation	—	—	0.00	0.00	0.02
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	0.02	—
Litigation reserves, net	0.00	0.00	—	(0.01)	0.01
Tax effect	(0.03)	(0.03)	(0.05)	(0.19)	(0.19)

Non-GAAP net income per diluted share	$0.69	$0.79	$0.44	$2.77	$1.74

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory and headcount)

(Unaudited)

	Three months ended
	December 31, 2011	October 2, 2011	July 3, 2011	April 3, 2011	December 31, 2010
Cash, cash equivalents and short-term investments	$353,695	$321,059	$277,896	$279,173	$270,737
Cash, cash equivalents and short-term investments per diluted share	$9.24	$8.43	$7.32	$7.48	$7.35
Accounts receivable, net	$261,307	$218,653	$209,960	$197,622	$226,731
Days sales outstanding (DSO)	76	66	66	66	78
Inventories	$163,724	$135,963	$137,789	$140,113	$127,394
Ending inventory turns	5.2	6.0	5.8	5.5	5.6
Weeks of channel inventory:
U.S. retail channel	7.3	10.0	10.6	9.3	9.0
U.S. distribution channel	9.0	6.6	6.6	5.4	4.7
EMEA distribution channel	5.4	4.3	5.5	4.2	3.6
APAC distribution channel	6.7	3.9	5.1	4.0	5.5
Deferred revenue	$40,093	$23,934	$22,843	$18,381	$27,538
Headcount	791	756	731	686	654
Non-GAAP diluted shares	38,260	38,080	37,968	37,340	36,843

NET REVENUE BY GEORGRAPHY AND SEGMENT:

	Three months ended						Year ended
	December 31, 2011		October 2, 2011		December 31, 2010		December 31, 2011		December 31, 2010
Americas	$156,574	51%	$149,009	49%	$134,281	52%	$587,056	50%	$466,542	52%
EMEA	125,027	40%	119,735	40%	101,539	39%	477,713	40%	340,249	38%
APAC	27,554	9%	33,056	11%	22,711	9%	116,249	10%	95,261	10%

Total	$309,155	100%	$301,800	100%	$258,531	100%	$1,181,018	100%	$902,052	100%

	Three months ended						Year ended
	December 31, 2011		October 2, 2011		December 31, 2010		December 31, 2011		December 31, 2010
Retail	$129,719	42%	$127,082	42%	$118,665	46%	$481,795	41%	$435,484	48%
Commercial	83,646	27%	91,059	30%	72,773	28%	331,439	28%	284,539	32%
Service Provider	95,790	31%	83,659	28%	67,093	26%	367,784	31%	182,029	20%

Total	$309,155	100%	$301,800	100%	$258,531	100%	$1,181,018	100%	$902,052	100%